                                                                   Exhibit 10.19



--------------------------------------------------------------------------------
                                LEASE AGREEMENT
--------------------------------------------------------------------------------



                       THE INDUSTRIAL DEVELOPMENT BOARD
                            OF THE CITY OF ANNISTON


                                      AND


                         DEFENSE RESEARCH INCORPORATED


                           DATED AS OF MARCH 1, 1995



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The interest of The Industrial Development Board of the City of Anniston in this
Lease Agreement (except for certain rights personal to the Board) and in any rents, revenues and receipts derived from the leasing or sale of the Project referenced in this Lease Agreement has been assigned to SouthTrust Bank of Alabama, National Association, as agent under Mortgage and Indenture dated as of March 1, 1995 from the Board.
--------------------------------------------------------------------------------

This Lease Agreement was prepared by Heyward C. Hosch of Walston, Stabler, Wells, Anderson & Bains, Financial Center, Suite 500, 505 20th Street North, Birmingham, Alabama 35203

                                LEASE AGREEMENT

                               TABLE OF CONTENTS
                               -----------------

RECITALS..................................................................  1

                                   ARTICLE 1

            Definitions and Other Provisions of General Application

     SECTION 1.1     Definitions..........................................  1
     SECTION 1.2     Date of Lease Agreement..............................  5
     SECTION 1.3     Enforceability.......................................  5
     SECTION 1.4     Effect of Headings and Table of Contents.............  5
     SECTION 1.5     Successors and Assigns...............................  5
     SECTION 1.6     Governing Law........................................  6
     SECTION 1.7     Execution of Counterparts............................  6
     SECTION 1.8     Notices..............................................  6
     SECTION 1.9     Investment of Special Funds; Surplus
                       After Bonds Paid...................................  6
     SECTION 1.10    Ratification of Abatement Agreement..................  7


                                   ARTICLE 2

      Representations and Warranties; Provisions Respecting Relationships

     SECTION 2.1    Representations by the Issuer.........................  7
     SECTION 2.2    Representations by the User...........................  7
     SECTION 2.3    Issuer and User as Landlord and Tenant................  8
     SECTION 2.4    Covenant of Quiet Enjoyment: Rights Against
                      Third Parties.......................................  8
     SECTION 2.5    Issuer's Liabilities Limited..........................  8
     SECTION 2.6    Certain Prior Agreements Canceled.....................  9


                                   ARTICLE 3

     Demising Clauses.....................................................  9

                                   ARTICLE 4

                            The Series A Facilities

     SECTION 4.1    Acquisition of Series A Facilities.................... 10
     SECTION 4.2    No Warranty by Issuer................................. 11

     SECTION 4.3    Remedies Against Vendors, Contractors, Subcontractors,
                    and Sureties.................................................... 11
     SECTION 4.4    Completion of the Series A Facilities........................... 11


                                   ARTICLE 5

   Lease Term; Payment and Indemnity Provisions: Substitute Letter of Credit

     SECTION 5.1    Initial Lease Term.............................................. 12
     SECTION 5.2    Rental and Payment Provisions................................... 12
     SECTION 5.3    Advances by Issuer or Agent..................................... 13
     SECTION 5.4    Indemnity of Issuer, Agent and Holders.......................... 13
     SECTION 5.5    Payment of Taxes and Other Governmental Charges................. 14
     SECTION 5.6    Nature of Obligations of User................................... 15
     SECTION 5.7    Substitute Letter of Credit..................................... 15


                                   ARTICLE 6

                Maintenance, Alterations Replacements: Insurance

     SECTION 6.1    Maintenance, Repairs, Alterations, Use in Connection with
                    other Facilities; Easements Granted by Issuer................... 16
     SECTION 6.2    Substitution and Replacement for Equipment...................... 17
     SECTION 6.3    Installation By User of Machinery and Equipment................. 17
     SECTION 6.4    Insurance Required.............................................. 17


                                   ARTICLE 7

           Provisions Respecting Damage, Destruction and Condemnation

     SECTION 7.1    Damage and Destruction.......................................... 20
     SECTION 7.2    Condemnation.................................................... 21

                                   ARTICLE 8

   Provisions Relating to Conveyance of the Project, the Agent and the Bonds

     SECTION 8.1    Assignment and Subleasing of Project by User.................... 23
     SECTION 8.2    Mortgage of the Project and Assignment of Lease Agreement
                    and Rents by the Issuer: Restrictions on Amendments of
                    Lease Agreement and Indenture................................... 23
     SECTION 8.3    Restrictions on Mortgage or Sale of Project by Issuer........... 24

     SECTION 8.4    Redemption of Bonds................................... 24


                                   ARTICLE 9

     Covenants of the User................................................ 24


                                   ARTICLE 10

                         Events of Default and Remedies

     SECTION 10.1    Events of Default Defined............................ 26
     SECTION 10.2    Remedies on Default.................................. 27
     SECTION 10.3    Agreement to Pay Attorneys' Fees and Expenses........ 28
     SECTION 10.4    Waivers of Past Defaults............................. 28
     SECTION 10.5    Availability of Remedies............................. 28


                               ARTICLE 11 Options

     SECTION 11.1    Option to Terminate.................................. 29
     SECTION 11.2    Options to Extend and Renew.......................... 29
     SECTION 11.3    Option to Purchase Project........................... 30
     SECTION 11.4    Option to Purchase Portions of Protect Site.......... 30
     SECTION 11.5    Conveyance on Exercise of Option to Purchase......... 31

                                LEASE AGREEMENT
                                ---------------

     THIS LEASE AGREEMENT dated as of March 1, 1995 is entered into by THE INDUSTRIAL DEVELOPMENT BOARD OF THE CITY OF ANNISTON, a public corporation organized under the laws of the State of Alabama (the "Issuer"), and DEFENSE RESEARCH INCORPORATED (the "User").

                                   Recitals
                                   --------

     Pursuant to Division 1 of Article 4 of Chapter 54 of Title 11 of the Code of Alabama 1975 (Section 11-54-80 et seq.) and for the purposes expressed therein, the Issuer and the User have executed and delivered this Lease Agreement simultaneously with the issuance and sale by the Issuer of its $1,500,000 Industrial Development Revenue Bonds, Series A (Defense Research Incorporated Project), dated the date of delivery and payment therefor, to finance the acquisition, construction and installation of the Project described herein, under and pursuant to that certain Mortgage and Indenture dated as of March 1, 1995 from the Issuer to SouthTrust Bank of Alabama, National Association, as Agent, First Alabama Bank, as Holder of Series A Bonds thereunder, and SouthTrust Bank of Alabama, National Association, as Holder of Series A Bonds thereunder; said Mortgage and Indenture being recorded in the Office of the Judge of Probate of Calhoun County, Alabama simultaneously herewith.

     NOW, THEREFORE, for and in consideration of the premises and the mutual covenants hereinafter contained, the parties hereto covenant, agree and bind themselves as follows:

                                   ARTICLE 1

                       Definitions and Other Provisions
                            of General Application

     SECTION 1.1    Definitions

     For all purposes of this Lease Agreement, except as otherwise expressly provided or unless the context otherwise requires:

          (1) The terms defined in this Article have the meanings assigned to them in this Article and include the plural as well as the singular.

          (2) All accounting terms not otherwise defined herein have the meanings assigned to them, and all computations herein provided for shall be made, in accordance with generally accepted accounting principles. All references herein to "generally accepted accounting principles" refer to such principles as they exist at the date of application thereof.

          (3) All references in this instrument to designated "Articles," "Sections" and other subdivisions are to the designated Articles, Sections and subdivisions of this instrument as originally executed.

          (4) The terms "herein", "hereof" and "hereunder" and other words of similar import refer to this Lease Agreement as a whole and not to any particular Article, Section or other subdivision.

          (5) The term "person" shall include any individual, corporation, partnership, joint venture, association, trust, unincorporated organization and any Governmental Authority.

          (6) Capitalized terms used herein without definition shall have the respective meanings assigned thereto in the Indenture.

     Abatement Agreement shall mean that certain Abatement Agreement dated
     -------------------
January 30, 1995 among the Issuer and the User.

     Additional Rent shall mean that portion of the Rent payable under Section
     ---------------
5.02(b).

     Affiliate of any specified person shall mean any other person directly or
     ---------
indirectly controlling or controlled by or under direct or indirect common control with such specified person. For purposes of this definition, "control" when used with respect to any specified person means the power to direct the management and policies of such person, directly or indirectly, whether through ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

     Agent shall mean the person named as the "Agent" in the Indenture until a
     -----
successor shall have become such pursuant to the applicable provisions of the Indenture, and thereafter "Agent" shall mean such successor.

     Basic Rent shall mean that portion of the Rent payable under Section
     ----------
5.02(x).

     Bond Payment Date shall mean a date on which any installment of the
     -----------------
principal of (and premium, if any) or interest on the Bonds is due and payable, whether at the stated maturity or due date, or on a date fixed for optional or mandatory redemption of any Bond of any series of Bonds, or upon acceleration of the Bonds.

     Contribution Agreement shall mean that certain Contribution Agreement dated
     ----------------------
the date of execution by and among the Calhoun County Commission, the Calhoun County Economic Development Commission, Forward Calhoun County, and the Issuer, as providers thereunder, and the Issuer for the purposes thereof.

     Contribution Amount shall mean the aggregate amounts contributed for the
     -------------------
Series A Facilities pursuant to the Contribution Agreement and as earnest money pursuant to the Purchase Contract.

     Credit Obligor shall mean Deutsche Bank North America Holding Corporation,
     --------------
and its successors and assigns, until a Substitute Letter of Credit shall have been accepted by the Agent and thereafter "Credit Obligor" shall mean the issuer of such Substitute Letter of Credit.

     Engineer shall mean a person qualified to practice as an engineer under the
     --------
laws of the State, who shall be appointed by the User and acceptable to the Agent.

     Equipment shall have the meaning assigned in Demising Clause III.
     ---------

     Event of Default shall have the meaning assigned in Article 10.  An Event
     ----------------
of Default shall "exist" if an Event of Default shall have occurred and be continuing.

     Financing Documents shall mean collectively the Bonds, Indenture, Lease
     -------------------
Agreement, Guaranty, Purchase Contract, and Contribution Agreement and Letter of Credit.

     Governmental Authority shall mean any federal, state, county, municipal, or
     ----------------------
other government, domestic or foreign, and any agency, authority, department, commission, bureau, board, court or other instrumentality thereof.

     Guaranty shall mean the Guaranty Agreement dated as of March 1, 1995 from
     --------
the User and CMS, Inc.

     Holders shall have the meaning assigned in the Indenture.
     -------

     Improvements shall have the meaning assigned in Demising Clause II.
     ------------

     Indenture shall mean that certain Mortgage and Indenture dated as of March
     ---------
1, 1995 among the Issuer, the Agent and the Holders, including any amendments or supplements to such instrument from time to time entered into pursuant to the applicable provisions hereof and thereof.

     Issuer shall mean the person named as the "Issuer" in the first paragraph
     ------
of this instrument until a successor corporation shall have become such pursuant to the applicable provisions of the Indenture, and thereafter "Issuer" shall mean such successor corporation.

     Lease Agreement shall mean this instrument as originally executed or as it
     ---------------
may at any time be supplemented, modified or amended by one or more supplemental leases or other instruments supplemental hereto entered into pursuant to the applicable provisions of the Indenture and hereof.

     Lease Term shall mean collectively (i) the term of the leasehold estate
     ----------
granted in Section 5.01 of this Lease Agreement and (ii) each extension and renewal term elected by the User pursuant to Section 11.02.

     Letter of Credit shall mean (i) the initial letter of credit delivered to
     ----------------
the Agent on the date of delivery of the Bonds, and (ii) unless the context or use indicates another or different meaning or intent, any Substitute Letter of Credit delivered to the Agent.

     Letter of Credit Termination Date shall mean the date on which the Letter
     ---------------------------------
of Credit will, by its terms, expire unless the Letter of Credit is terminated on an earlier date in accordance with its terms.

     Net Proceeds when used with respect to any insurance or condemnation award,
     ------------
means the gross proceeds from the insurance or condemnation award with respect to which that term is used remaining after payment of all reasonable expenses (including reasonable attorneys' fees and any extraordinary fee of the Agent) incurred in the collection of such gross proceeds.

     Project shall mean the Project Site, the Improvements, the Equipment, as
     -------
the same may at any time exist, and all other property and rights referred to or intended so to be, in the Demising Clauses hereof, less any portion thereof that may be released from this Lease Agreement or the Indenture or taken by eminent domain.

     Project Site shall mean the real estate described in Demising Clause I.
     ------------

     Purchase Contract shall mean that certain Contract of Purchase and Sale
     -----------------
dated the date of execution by and between the Municipality and the Issuer.

     Rent shall mean collectively Additional Rent and Basic Rent.
     ----

     Series A Facilities shall mean that portion of the Project to be acquired
     -------------------
or constructed with the proceeds of the Series A Bonds or with funds advanced or paid pursuant to Article 4 of this Lease Agreement.

     Series A Facilities Costs shall mean all costs of acquiring, constructing,
     -------------------------
equipping and improving the Series A Facilities, including without limitation:

          (1)  the cost of acquisition of the Project Site,

          (2) the cost of labor, materials and supplies furnished or used in the acquiring, construction, installation or equipping, of buildings and improvements,

          (3) acquisition, transportation and installation costs for personal property and fixtures,

          (4)  fees for architectural, engineering and supervisory services,

          (5) expenses incurred in the enforcement of any remedy against any contractor, subcontractor, materialmen, vendor, supplier or surety,

          (6) interest accruing on the Series A Bonds until the Series A Facilities are placed in service,

          (7) expenses incurred by the Issuer and the User in connection with the financing of the Series A Facilities, including legal, consulting and accounting fees,

          (8) reimbursement to the User for any of the foregoing costs, fees and expenses set forth in (1) through (7) above, paid with funds thereof.

     State shall mean the State of Alabama.
     -----

     Substitute Letter of Credit shall mean a letter of credit delivered to the
     ---------------------------
Agent in substitution for a then existing letter of credit as more particularly provided in Section 5.07 of this Lease Agreement.

     Unimproved when used with reference to the Project Site means any part of
     ----------
the Project Site upon the surface of which no part of a building or other structure rests.

     User shall mean Defense Research Incorporated and its successors and
     ----
assigns.

     SECTION 1.2    Date of Lease Agreement

     The date of this Lease Agreement is intended as and for a date for the convenient identification of this Lease Agreement and is not intended to indicate that this Lease Agreement was executed and delivered on said date, this Lease Agreement being executed on the dates of the respective acknowledgments hereto attached.

     SECTION 1.3    Enforceability

     If any provision in this Lease Agreement shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

     SECTION 1.4    Effect of Headings and Table of Contents

     The Article and Section headings herein and in the Table of Contents are for convenience only and shall not affect the construction hereof.

     SECTION 1.5    Successors and Assigns

     All covenants and agreements in this Lease Agreement by the Issuer or the User shall bind their respective successors, assigns, heirs, administrators and executors, whether so expressed or not.

     SECTION 1.6    Governing Law

     This Lease Agreement shall be construed in accordance with and governed by the laws of the State of Alabama.

     SECTION 1.7    Execution of Counterparts

     This Lease Agreement may be executed in several counterparts, each of which shall be an original and all of which shall constitute but one and the same instrument.

     SECTION 1.8    Notices

     All notices, demands, consents, certificates or other communications hereunder shall be in writing, shall be sufficiently given and shall be deemed given when delivered personally to the party or to an officer of the party to whom the same is directed, or mailed by registered or certified mail, postage prepaid, or sent by telecopy or facsimile if followed by mailing or sending by overnight courier the original or a hard copy thereof as herein provided (with date of receipt to be determined by manner of delivery of such original or hard copy documents) or sent by overnight courier, addressed as follows:

          (1)  if to the Issuer, at City Hall, Anniston, Alabama 35203;

          (2) if to the User, at 4904 Eisenhower Blvd, Tampa Florida 33634 (Attn: General Counsel [James D. Foyil]), and 1205 Front Street, Anniston, Alabama 36201; and

          (3) if to the Agent at SouthTrust Bank of Alabama, National Association, 1000 Quintard Avenue, Anniston, Alabama 36201 (Attention:
     Senior Trust Officer [Joseph W. Cotlin]).

A duplicate copy of each notice, certificate or other communication given hereunder by either the Issuer or the User to the other shall also be given to the Agent. The Issuer, the User, the Agent and the original purchaser, may, by notice given hereunder, designate any further or different addresses to which subsequent notices, certificates or other communications shall be sent.

     Any such notice or other document shall be deemed to be received as of the date delivered, if delivered personally, or as of three (3) days after the date deposited in the mail, if mailed, or the next Business Day, if sent by overnight courier.

     SECTION 1.9    Investment of Special Funds; Surplus After Bonds Paid

     (a) The Issuer shall cause any money held as a part of the Special Funds to be invested or reinvested in Qualified Investments as directed by the User. Any interest bearing deposits, including certificates of deposit, issued by or deposited with the Agent shall be deemed to be investments and not trust deposits.

     (b) If, after full payment of the Bonds and full reimbursement of the Contribution Amount as provided in Section 2.02 of the Contribution Agreement and Section 5.03 of the Purchase Contract, there is any surplus remaining in the Special Funds, the Issuer will promptly pay such surplus to the User.

     SECTION 1.10   Ratification of Abatement Agreement

     The Issuer does hereby make, grant, ratify and confirm all abatements of taxes set forth in the Abatement Agreement.

                                   ARTICLE 2

                        Representations and Warranties;
                      Profisions Respecting Relationships
                     of Issuer and User and Third Parties



     SECTION 2.1    Representations by the Issuer
                    -----------------------------

     The Issuer makes the following representations:

          (1) The Issuer is duly organized and validly existing under the Enabling Law; has legal authority and power to enter into and perform this Lease Agreement; by proper corporate action has duly authorized, executed and delivered this Lease Agreement; and is not in default under its certificate of incorporation, as amended, its bylaws, or the laws of the State.

          (2) The Issuer has determined that the issuance of the Series A Bonds, the acquisition, construction, equipping and improvement of the Series A Facilities and the Project and the demise of the same pursuant to this Lease Agreement will be in furtherance of the purposes of the Issuer's incorporation and the Enabling Law.

          (3) The Series A Bonds will be issued and delivered contemporaneously with the delivery of this Lease Agreement.

     SECTION 2.2    Representations by the User

     The User makes the following representations:

     (a) The User is duly incorporated under the laws of the State of Delaware and is duly qualified to do business in the State, is not in violation of any provisions of its articles of incorporation, its bylaws or the laws of the State or the State of Delaware, has power to enter into this Lease Agreement, and by proper corporate action has duly authorized the execution and delivery of this Lease Agreement.

     (b) The financing of the Project through the issuance of the Bonds and the leasing of the Project to the User has induced the User to enlarge, expand and improve existing operations in the State as provided in the Enabling Law.

     (c) The User intends to operate the Project for manufacturing, production, assembling, processing, storing and distribution of such agricultural, manufactured or mineral products as the User shall determine and in such a manner that it will constitute a "project" within the meaning of the Enabling Law.

     (d) This Lease Agreement is necessary to promote and further the financial and economic interests of such User and the assumption by such User of its obligations hereunder will result in direct financial benefits to such User.

     SECTION 2.3    Issuer and User as Landlord and Tenant

     Upon delivery, this Lease Agreement shall govern the relationship of the parties hereto as landlord and tenant.

     SECTION 2.4    Covenant of Quiet Enjoyment; Rights Against Third Parties

     (a) So long as the User perform and observe all the covenants and agreements on the part thereof herein contained, the User shall peaceably and quietly have, hold and enjoy the Project during the Lease Term subject to all the terms and provisions hereof.

     (b) The User may, at the cost and expense thereof and in the name thereof or in the name of the Issuer, prosecute or defend any action or proceeding, or take any other action involving third persons which the User deem reasonably necessary in order to secure or protect the rights of use and occupancy and the other rights hereunder.

     SECTION 2.5    Issuer's Liabilities Limited

     This Lease Agreement is entered into under and pursuant to the provisions of the Enabling Law. No provision hereof shall be construed to impose a charge against the general credit of the Issuer or any personal or pecuniary liability upon the Issuer except to apply the proceeds to be derived from the sale of the Bonds and the revenues and receipts to be derived from any leasing or sale of the Project or any part thereof as provided herein and in the Indenture.

     SECTION 2.6    Certain Prior Agreements Canceled

     This Lease Agreement shall completely and fully supersede all other prior agreements, both written and oral, between the Issuer and the User relating to the acquisition and construction of the Series A Facilities specifically excepting however the Abatement Agreement and any other agreements pursuant thereto, and any deed or other instrument by which the Project, any part thereof, or any interest therein has been transferred and conveyed to the Issuer. Neither the Issuer nor the User shall hereafter have any rights under such prior agreements but shall look solely to this Lease Agreement for definition and determination of all of their respective rights, liabilities and responsibilities relating to the Project.

                                   ARTICLE 3

                               Demising Clauses


     The Issuer, for and in consideration of the rents, covenants and agreements hereinafter reserved, mentioned and contained on the part of the User to be paid, kept and performed, does hereby assign, demise and lease to the User, and the User does hereby accept, lease, take and hire from the Issuer the following property:

                                      I.

          The real property described on Exhibit A hereto and all other real property, or interests therein, acquired by the Issuer with proceeds of the Bonds or with funds advanced or paid pursuant to this Lease Agreement (the "Project Site"), together with all easements, permits, licenses, rights-of-way, contracts, leases, tenements, hereditaments, appurtenances, rights, privileges and immunities pertaining or applicable to said real property.

                                      II.

          All buildings, structures, fixtures and other improvements now or hereafter constructed or situated on the Project Site, including without limitation all buildings, structures, fixtures and other improvements constructed on the Project Site with proceeds of the Bonds or with funds advanced or paid pursuant to this Lease Agreement (the "Improvements").

                                     III.

          The machinery, equipment, personal property and fixtures described on Exhibit B attached hereto and all other machinery, equipment, personal property and fixtures acquired with the proceeds of the Bonds or with funds advanced or paid pursuant to this Lease Agreement, together with all personal property and fixtures acquired in substitution therefor or as a. renewal or replacement thereof, and the proceeds thereof (the "Equipment").

SUBJECT, HOWEVER, to Permitted Encumbrances.

                                   ARTICLE 4

                            The Series A Facilities

     SECTION 4.1    Acquisition of Series A Facilities

     (a) Simultaneously with the issuance of the Series A Bonds, the Issuer will acquire the Project Site.

     (b) Simultaneously with the delivery of this Lease Agreement the Issuer shall cause the proceeds of the Series A Bonds to be deposited in the Series A Construction Fund. The Issuer shall cause the proceeds to be advanced to the User by withdrawal from the Series A Construction Fund, in accordance with the requirements of the Indenture, for the payment of Series A Facilities Costs at such times and in such amounts as shall be directed by the User. The User is hereby irrevocably appointed as agent for the Issuer to issue and execute, for and in the name and behalf of the Issuer and without any approval of any officer, employee or other agent thereof, a payment request or requisition on the Series A Construction Fund, and to direct the expenditure of funds on deposit therein to pay Series A Facilities Costs. The proceeds of the Series A Bonds shall be used solely for the payment of Series A Facilities Costs as provided in the Indenture.

     (c) The User will acquire and construct the Series A Facilities with all reasonable dispatch and due diligence and will cause the Series A Facilities (1) to constitute a "project" under the Enabling Law and (2) to be placed in service as promptly as practicable. The Issuer will not execute any contract or purchase orders for the Series A Facilities without the prior written consent of the User.

     (d) Compliance with laws and regulations necessary to realize any sales and use tax exemption with respect to the acquisition, construction and equipping of the Series A Facilities shall be the sole responsibility of the User and the Issuer does not assume any responsibility or give any assurance with respect to any possible exemption from sales and use taxes.

     (e) The User hereby covenants and agrees (1) to contribute the amount of $400,000 for the payment of Series A Facilities Costs and (2) in the event the proceeds derived from the sale of the Bonds are insufficient to pay in full all Series A Facilities Costs, to complete the acquisition and construction of the Series A Facilities at its own expense and pay any such deficiency and save the Issuer whole and harmless from any obligation to pay such deficiency, except as the Issuer and the User may otherwise agree in writing. The User shall not, by reason of the said contribution of $400,000 or the payment of such deficiency from its own funds, be entitled to any diminution in Rent.

     (f) The Issuer hereby covenants and agrees to enforce the Contribution Agreement and the Purchase Contract and cause all funds received thereunder to be applied for the Series A Facilities in accordance with the provisions of the Indenture.

     SECTION 4.2    No Warranty by Issuer

     THE USER AGREES THAT THE ISSUER MAKES NO WARRANTY, EITHER EXPRESS OR IMPLIED, NOR OFFERS ANY ASSURANCES, THAT THE SERIES A FACILITIES WILL BE SUITABLE FOR THE PURPOSES OR NEEDS OF THE USER OR THAT THE PROCEEDS DERIVED FROM THE SALE OF THE SERIES A BONDS WILL BE SUFFICIENT TO PAY IN FULL ALL SERIES A FACILITIES COSTS.

     SECTION 4.3 Remedies Against Vendors. Contractors. Subcontractors, and Sureties

     In the event of default of any vendor, contractor, sub-contractor or surety therefor, under any contract or purchase order for acquisition, construction or installation of the Series A Facilities, the User may, in its own name or in the name of the Issuer, prosecute or defend any action or proceeding or take any other action involving any such vendor, contractor, subcontractor or surety which the User deems reasonably necessary, and in such event the Issuer will cooperate fully with the User and will take all action necessary to effect the substitution of the User for the Issuer in any such action or proceeding. Any amounts recovered by way of damages, refunds, adjustments or otherwise in connection with the foregoing shall be paid into the Series A Construction Fund and applied as provided for funds on deposit therein.

     SECTION 4.4    Completion of the Series A Facilities

     (a) The completion of the Series A Facilities shall be evidenced to the Agent by a certificate signed by an Authorized User Representative stating that
(i) construction and installation of the buildings and structures constituting a part of the Series A Facilities has been completed in accordance with the plans and specifications approved by the User, (ii) all personal property and fixtures constituting a part of the Series A Facilities have been acquired and installed in accordance with the User's instructions, (iii) all labor, services, materials and supplies in connection with such construction, acquisition and installation have been paid for, and (iv) all facilities necessary in connection with the Series A Facilities have been constructed, acquired and installed and all costs and expenses incurred in connection therewith have been paid. Notwithstanding the foregoing, such certificate shall state that it is given without prejudice to any rights against any vendor, contractor, subcontractor or other person not a party to this Lease Agreement which exist at the date of such certificate or which may subsequently come into being.

     (b) After the delivery of the aforesaid certificate to the Agent, any moneys then remaining in the Series A Construction Fund shall be applied as provided in the Indenture.

                                   ARTICLE 5

                       Lease Term; Payment and Indemnity
                    Provisions: Substitute Letter of Credit

     SECTION 5.1    Initial Lease Term

     The term of this Lease Agreement shall begin on the date of the delivery of this Lease Agreement and, subject to the provisions of this Lease Agreement and to extension and renewal as provided in Section 11.02 hereof, shall continue until midnight of March 15, 2000.


     SECTION 5.2    Rental and Payment Provisions

     (a)  Basic Rent. On or before each Bond Payment Date, the User shall pay to
          ----------
the Agent, in immediately available funds for the account of the Issuer, an amount equal to the principal of, premium (if any) and interest on the Bonds due and payable on such Bond Payment Date ("Basic Rent"); provided, however, that on each regularly scheduled Bond Payment Date (which shall not include any Bond Payment Date with respect to redemption or acceleration of the Bonds) which occurs during the period beginning on the date of delivery hereof and ending on and including March 15, 1999 and on which the amount of $12,800 is due and payable as principal of and interest on the Series A Bonds, the User shall not be required to pay more than $11,420 as Basic Rent for each such Bond Payment Date with respect to the Series A Bonds.

     (b)  Additional Rent. The User shall pay to the Agent the reasonable fees,
          ---------------
,charges and expenses of the Agent for necessary services rendered and expenses incurred under the Indenture ("Additional Rent"); provided, that the User may,
                               ---------------
without creating a default hereunder, contest in good faith the necessity for any such services and expenses and the reasonableness of any such fees, charges or expenses.

     (c)  Late Payment Charge. The User hereby agrees to pay a late charge on
          -------------------
any installment of principal of and, to the extent legally enforceable, interest on the Series A Bonds which installment shall not be paid by the twenty-fifth day of the month in which such installment is due and payable, in an amount equal to five percent (5 %) of such installment.

     (d)  Net Lease. The User acknowledges and agrees that it is the intention
          ---------
hereof that this Lease Agreement be a net lease and that until the Bonds are fully paid, except as may be otherwise specifically provided for a specific period in Section 5.02(a) hereof, Basic Rent shall be in such amounts and shall be due at such times as shall be required to pay the installments of principal of and interest on the Bonds as the same mature and become due and payable. This Lease Agreement shall be construed to effectuate such intent.

     (e)  Payments Under Letter of Credit. The User hereby authorizes and
          -------------------------------
directs the Agent to draw funds available under the Letter of Credit in accordance with the terms of Section 8.01(c) and Section 11.02(2) of the Indenture. The User shall receive a credit against Basic Rent payable hereunder for the corresponding amount drawn by the Agent under the Letter of Credit and applied to the payment of principal of and interest on the Bonds.

     (f)  Partial Prepayment Upon Nonrenewal of Lease Term. In the event the
          ------------------------------------------------
User elects not to extend or renew the term of this Lease Agreement in accordance with the terms hereof on or before June 15, 2000, the User will pay to the Agent for deposit in the Bond Fund for the account of the Issuer on or before such date the amount of $150,000 in immediately available funds and the obligation of the User hereunder shall survive any termination of this Lease Agreement prior to such date.


     SECTION 5.3    Advances by Issuer or Agent

     In the event that the User fails to perform or observe any covenants in this Lease Agreement the Issuer or the Agent, after first notifying the User of any such failure, may (but shall not be obligated to) make advances to effect performance or observance of such covenants on behalf of the User. All amounts so advanced therefor by the Issuer or the Agent, together with interest thereon from the date of advancement at the Base Rate plus two percent (2%) per annum or the maximum rate of interest allowed by law, whichever is less, shall become an additional obligation payable by the User to the Issuer or to the Agent upon demand and secured hereby.

     SECTION 5.4    Indemnity of Issuer. Agent and Holders

     (a) The User agrees to pay, and to indemnify and hold the Issuer (including without limitation all officers, agents, representatives and members of the board of directors thereof), the Agent and each of the Holders harmless against, any and all liabilities, losses, damages, claims or actions (including all reasonable attorneys' fees and expenses of the Issuer or the Agent), of any nature whatsoever incurred by the Issuer, the Agent and each of the Holders without gross negligence thereby arising from or in connection with the ownership of any interest in the Project or the leasing thereof and granting of security interests therein, or performance or observance of any covenant or condition on the part thereof to be observed or performed under any of the Financing Documents, including without limitation: (1) any injury to, or the death of, any person or any damage to property at the Project, or in any manner growing out of or connected with the use, nonuse, condition or occupation of the Project or any part thereof, (2) any damage, injury, loss or destruction of the Project, (3) any other act or event occurring upon, or affecting, any part of the Project, (4) violation by the User of any contract, agreement or restriction affecting the Project or the use thereof or of any law, ordinance or regulation affecting the Project or any part thereof or the ownership, occupancy or use thereof, (5) the presence of any pollutants, contaminants, toxic or hazardous wastes, and/or other substances regulated by law or which might create a hazard to health and safety, now or hereafter on, under or included in the Project Site, and any clean up or other remedial action with respect to any thereof, and the violation of any law, rule, regulation, order, ruling, notice or decree of any Governmental Authority relating to pollution or the protection of human health or the environment, and
(6) liabilities, losses, damages, claims or actions arising out of the offer and sale of the Bonds or a subsequent sale of the Bonds or any interest therein, unless the same resulted from a representation or warranty of the Issuer in this Lease Agreement or any certificate delivered by the Issuer pursuant thereto being false or misleading in a material respect and such representation or warranty was not based upon a similar representation or warranty of the User furnished to the Issuer in connection therewith.

     (b) The User hereby agrees that (1) the Issuer shall not incur any liability to the User, and (2) the Issuer shall be indemnified against all liabilities, with respect to any action taken by the Issuer in exercising or refraining from asserting, maintaining or exercising any right, privilege or power of the Issuer under the Indenture if the Issuer is acting in good faith and without gross negligence or in reliance upon a written request by the User.

     (c) The User further agrees to indemnify the Agent for, and to hold it harmless against, any loss, liability or expense incurred without negligence or bad faith on its part, arising out of or in connection with the acceptance or observance or performance of the duties, rights, and powers of the Agent under the Indenture, including the costs and expenses of defending itself against any claim or liability in connection with the exercise or performance of any of its powers and duties under the Indenture.

     (d) The covenants of indemnity by the User contained in this Section with respect to any event or occurrence arising on or before termination of this Lease Agreement shall survive termination of this Lease Agreement and shall remain in full force and effect until commencement of an action based on such event or occurrence shall be prohibited by law.

     SECTION 5.5    Payment of Taxes and Other Governmental Charges

     (a) The User will pay, as the same respectively become due, except as otherwise provided in the Abatement Agreement, (1) all taxes and governmental charges of any kind whatsoever that may at any time be lawfully assessed or levied against or with respect to the Project or any other property installed or brought by the User on the Project Site, including without limitation any taxes levied on or with respect to the revenues, income or profits of the Issuer from the Project and any other taxes levied upon or with respect to the Project which, if not paid, will become a lien on the Project prior to or on a parity with the lien of the Indenture or a charge on the revenues and receipts from the Project prior to or on a parity with the charge thereon and pledge or assignment thereof created and made in the Indenture and including any ad valorem taxes assessed upon the leasehold interest in the Project, and (2) all assessments and charges lawfully made by any governmental body for public improvements that may be secured by a lien on the Project, provided, that with respect to special assessments or other governmental charges that may lawfully be paid in installments over a period of years, the User shall be obligated to pay only such installments as are required to be paid during the Lease Term.

     (b) The User may, at the expense thereof and in the name and behalf thereof or in the name and behalf of the Issuer, in good faith contest any such taxes, assessments and other charges and, in the event of any such contest, may permit the taxes, assessments or other charges so contested to remain unpaid during the period of such contest and any appeal therefrom, provided that during such period enforcement of such contested items shall be effectively stayed. The Issuer, at the expense of the User, will cooperate fully with the User in any such contest.

     SECTION 5.6    Nature of Obligations of User

     (a) The obligations of the User to make all payments required under Sections 5.02, 5.03, 5.04, 5.05 and the other provisions of this Lease Agreement and to perform and observe the other agreements and covenants on the part thereof herein contained shall be absolute and unconditional, irrespective of any rights of setoff, recoupment or counterclaim the User may otherwise have against the Issuer. The User will not suspend or discontinue any such payment or fail to perform and observe any other agreements and covenants contained herein or terminate this Lease Agreement for any cause whatsoever, including, without limiting the generality of the foregoing, failure of the Issuer to complete the Project, any acts or circumstances that may constitute an eviction or constructive eviction, failure of consideration or commercial frustration of purpose, the unenforceability or the invalidity of, or of any provision contained in, this Lease Agreement or any of the other Financing Documents, or any damage to or destruction of the Project or any part thereof, or the taking by eminent domain of title to or the right to temporary use of all or any part of the Project, or any change in the tax or other laws or administrative rulings, actions or regulations of the United States of America or of the State or any political or taxing subdivision of either thereof, or any failure of the Issuer to perform and observe any agreement or covenant, whether express or implied, or any duty, liability or obligation arising out of or in connection with this Lease Agreement.

     (b) The User shall not be deemed to be a party to the Indenture or the Bonds and any reference in this Lease Agreement to the Indenture and the Bonds shall not impose any liability or obligation upon the User other than the specific obligations and liabilities undertaken in this Lease Agreement.

     SECTION 5.7    Substitute Letter of Credit

     (a) The User may at any time deliver a written extension of an existing Letter of Credit, or a Substitute Letter of Credit in substitution of an existing Letter of Credit, provided that:

          (1) such Substitute Letter of Credit complies with the applicable requirements of this Section, and

          (2) simultaneously with the delivery of such Substitute Letter of Credit the User delivers to the Agent an opinion of counsel for the issuer of the Substitute Letter of Credit to the effect that such Substitute Letter of Credit is enforceable against such issuer, subject to such qualifications as the Agent shall approve, and

          (3) if such written extension or Substitute Letter of Credit are not delivered to the Agent on or before the first day of the calendar month in which the Letter of Credit Termination Date occurs, the Bonds shall be subject to mandatory redemption as provided therein.

     (b)  Each Substitute Letter of Credit delivered pursuant hereto must

          (1) be in substantially the same form and tenor as the then existing Letter of Credit and provide for the payment of interest on the Bonds at the then effective interest rate thereof for the same period as the then existing Letter of Credit, and

          (2) have a Letter of Credit Termination Date that is (i) the same calendar day as the expiration date of the then existing Letter of Credit and (ii) not earlier than one year after its effective date, and

          (3) be issued by an issuer having a credit rating comparable to or better than that of the issuer of the then existing Letter of Credit.

                                   ARTICLE 6

               Maintenance. Alterations Replacements: Insurance

     SECTION 6.1 Maintenance, Repairs, Alterations, Use in Connection with other Facilities; Easements Granted by Issuer

     (a) The User will, at the expense thereof, (1) keep the Project in as reasonably safe condition as operations permit, (2) maintain the Project in good repair, working order and condition, ordinary wear and tear excepted, and (3) pay all gas, electric, water, sewer and other charges for the operation, maintenance, use and upkeep of the Project.

     (b) The User will not permit any mechanics' or other liens to stand against the Project or the Project Site for labor or material furnished it. The User may, however, in good faith contest any such mechanics' or other liens and in such event may permit any such liens to remain unsatisfied and undischarged during the period of such contest and any appeal therefrom unless by such action the lien of the Indenture on the Project or any part thereof, or the Project or any part thereof shall be subject to loss or forfeiture, in either of which events such mechanics' or other liens shall be promptly satisfied.

     (c) The User may, at the expense thereof or may permit any sublessee to, at such sublessee's expense, make structural changes, additions, improvements, alterations or replacements to the Improvements that it or such sublessee may deem desirable, provided that such additions, improvements, alterations or replacements will not adversely affect the utility of the Project or substantially reduce its value and will not change the character of the Project as a "project" under the Enabling Law. All such changes, additions, improvements, alterations and replacements whether made by the User or the Issuer shall become a part of the Project and shall be covered by this Lease Agreement and the Indenture.

     (d) The User may connect or "tie-in" walls of the Improvements and utility and other facilities located on the Project Site to other structures and facilities owned or leased by the User on real property adjacent to the Project Site. The User may use as a party wall any wall of the Improvements which is on or contiguous to the boundary line of real property owned or leased by the User, and in the event of such use, each party hereto hereby grants to the other a ten-foot easement adjacent to any such party wall for the purpose of inspection, maintenance, repair and replacement thereof and the tying in of new construction. If the User utilize any wall of the Improvements as a party wall for the purpose of tying in new construction that will be utilized under common control with the with the Project, the User may also remove any non-loadbearing wall panel in the party wall; provided, however, if the adjacent property ceases to be operated under common control with the Project, the User will at the expense thereof, install wall panels similar in quality to those that have been removed. Prior to the exercise of any one or more of the rights granted by this subsection (d), the User shall furnish the Issuer and Agent a certificate of an Independent Engineer or an Independent Architect that the operation of the Project will not be adversely affected by the exercise of such rights.

     (e) The Issuer will, upon request of the User, grant such utility and other similar easements over, across or under the Project Site as shall be necessary or convenient for the furnishing of utility and other similar services to the Project or to real property adjacent to or near the Project Site and owned or leased by the User; provided that such easements shall not adversely affect the operation of the facilities forming a part of the Project.

     SECTION 6.2    Substitution and Replacement for Equipment

     If the User in the sole discretion thereof determines that any item of Equipment has become inadequate, obsolete, wornout, unsuitable, undesirable or unnecessary in the operation of the Project, the User may remove such Equipment from the Project Site and (on behalf of the Issuer) sell, trade in, exchange or otherwise dispose of it without any responsibility or accountability to the Issuer or the Agent therefor, provided that the User shall either:

     (a) substitute and install in or on the Project Site other personal property or fixtures which shall (1) have equal or greater utility (but not necessarily the same value or function) in the operation of the Project, (2) be free of all liens and encumbrances except for purchase money liens or encumbrances reasonably acceptable to the Agent, (3) be the sole property of the Issuer, subject to the demise hereof and to the lien of the Indenture, (4) be held by the User on the same terms and conditions as the items originally comprising the Equipment, and (5) not impair the Project or change the nature of the Project as a "project" under the Enabling Law; or

     (b) forthwith upon such sale deposit in the Bond Fund the price or amount obtained upon the sale of such Equipment, which amount shall be applied to the redemption of the principal of the applicable series of Bonds on the earliest practicable installment payment date for which the required notice can be given.

     SECTION 6.3    Installation By User of Machinery and Equipment

     The User may, at the expense thereof, or may permit any sublessee of the Project to, at its own expense, install in the Improvements or on the Project Site any personal property or fixtures which will facilitate the operation of the Project. Any such personal property or fixtures which is so installed and does not constitute a substitution or replacement for the Equipment pursuant to
Section 6.02 hereof shall be and remain the property of the User or such sublessee and may be removed by the same at any time and from time to time while there is no default under the terms of this Lease Agreement; provided, however, that any damage to the Project occasioned by such removal shall be repaired by the party removing such property at its own expense.

     SECTION 6.4    Insurance Required

     (a) The User will take out and continuously maintain in effect the following insurance with respect to the Project, paying as the same become due all premiums with respect thereto:

          (1) Insurance to the extent of the full replacement cost of the Project (but not less than the principal amount of Bonds Outstanding at any time plus the maximum Contribution Amount) against loss or damage by fire, tornado, windstorm, and other casualties and hazards with uniform standard extended coverage endorsement limited only as may be provided in the standard form of extended coverage endorsement at the time in use in the State.

          (2) Insurance against liability for bodily injury to or death of persons and for damage to or loss of property occurring on or about the Project or in any way related to the condition or operation of the Project, in the minimum amounts of $3,000,000 combined single limit for any one occurrence and $3,000,000 in the aggregate for any one year.

          (3) Title insurance insuring the first mortgage in the Project Site created by the Indenture subject to no liens and encumbrances other than such encumbrances as shall be approved by the Agent. Any proceeds of such title insurance shall be deposited with the Agent and shall be applied (together with the moneys in the Bond Fund available for such purpose) to the redemption of the Bonds on the next ensuing installment payment dates for which the required notice may be given.

          (4) Flood insurance under the national flood insurance program established by the Flood Disaster Protection Act of 1973, as at any time amended, at all times while the Project is eligible under such program, in a amount at least equal to the unpaid principal amount of the Bonds or to the maximum limit of coverage made available with respect to the Project under said Act, whichever is less.

          (5) During the period of acquisition and construction of any part of the Project, builders' risk insurance in the amount of the full replacement value of the Project against all losses which are normally covered by such builders' risk insurance. The User may satisfy said obligations with respect to the builder's risk insurance by causing such insurance to be carried by a construction contractor for any part of the Project.

          (6) Use and occupancy insurance (or business interruption or risk insurance) covering suspension or interruption of the operations at the Project in whole or in part, with such exemptions as are customarily imposed by insurers, covering a period of suspension or interruption of at least six months with a minimum limit in an amount equal to 100 % of the maximum amount to be paid as Rent and other payments under Section 5.02 hereof during any such six month period.

     (b) All policies evidencing the insurance required by the terms of this Section shall be taken out and maintained in generally recognized responsible insurance companies, qualified under the laws of the State to assume the respective risks undertaken, and shall name as insureds the Issuer, the Agent and the User (as their respective interests shall appear) and shall contain standard mortgage clauses providing for all losses thereunder in excess of $50,000 to be paid jointly to the Agent and the User; provided that all losses (including those in excess of $50,000) may be adjusted by the User, subject, in the case of any single loss in excess of $50,000, to the approval of the Agent. The User may insure under a blanket policy or policies.

     (c) Each insurance policy required to be carried by this Section shall contain, to the extent obtainable, an agreement by the insurer that (1) the User may not, without the consent of the Agent, cancel such insurance or sell, assign or dispose of any interest in such insurance, such policy, or any proceeds thereof, (2) such insurer will notify the Issuer and the Agent if any premium shall not be paid when due or any such policy shall not be renewed prior to the expiration thereof, and (3) such insurer shall not materially amend or cancel any such policy except on 30 days' prior written notice to the Issuer and the Agent.

     (d) All policies evidencing the insurance required to be carried by this Section shall be deposited with the Agent; provided, however, that in lieu thereof the User may deposit with the Agent a certificate or certificates of the respective insurers attesting the fact that such insurance is in force and effect. Prior to the expiration of any such policy, the User will furnish to the Agent evidence reasonably satisfactory to the Agent that such policy has been renewed or replaced by another policy or that there is no necessity therefor under this Lease Agreement.

                                   ARTICLE 7

                         Provisions Respecting Damage,
                         Destruction and Condemnation

     SECTION 7.1    Damage and Destruction

     (a) If the Project or Project Site is damaged to such extent that the claim for loss is not greater than $50,000, the User will continue to pay Rent and all other payments required to be paid hereunder and the User will promptly repair, rebuild or restore the property damaged and will apply for such purpose so much as may be necessary of Net Proceeds of insurance resulting from claims for such losses, as well as any additional moneys of the User necessary therefor. If the cost of such repairs, rebuilding and restoration is less than the amount of Net Proceeds of the insurance referable thereto, the User may retain the amount by which such insurance proceeds exceed said total cost.

     (b) If the Project or the Project Site is destroyed or is damaged to such extent that the claim for loss is in excess of $50,000, the User will continue to pay Rent and all other payments required to be paid hereunder and will promptly give written notice of such damage and destruction to the Agent and the Issuer. All Net Proceeds of insurance resulting from claims for such losses shall be paid to the Agent, whereupon (1) the User will proceed promptly to repair, rebuild or restore the property damaged or destroyed to substantially the same condition in which it existed prior to the event causing such damage or destruction, with such changes, alterations and modifications (including the substitution and addition of other property) as may be desired by the User and as will not impair the Project or its character as a "project" under the Enabling law, and (2) the Issuer will cause the Agent to pay the costs of such repair, rebuilding or restoration, either on completion thereof, or as the work progresses, upon appropriate verification of costs. The balance, if any, of Net Proceeds shall be applied to the redemption of Bonds in accordance with the terms thereof in the same manner and order specified in Section 11.07 of the Indenture for moneys collected or held by the Agent, and then to the payment of the Contribution Amount, or, if the Bonds and the Contribution Amount are fully paid, shall be paid to the User.

     (c) In the event the User elects to repair, rebuild, or restore the Project and the Net Proceeds of insurance are not sufficient to pay in full the costs of repairing, rebuilding and restoring the Project as provided in this Section, the User will nonetheless complete the work thereof and will pay that portion of the costs thereof in excess of the amount of said Net Proceeds. The User shall not by reason of the payment of such excess costs be entitled to any reimbursement from the Issuer or any abatement or diminution of the Rent payable hereunder.

     (d) Anything in this Section to the contrary notwithstanding, if, upon such damage or destruction of the Project (regardless of whether the loss resulting therefrom is greater than $50,000 or not) the User elects not to repair, rebuild or restore the Project and duly exercises an option to purchase the Project in accordance with Section 11.03 hereof, then neither the User nor the Issuer shall be required to repair, rebuild or restore the property damaged or destroyed, and any Net Proceeds referable to such damage or destruction shall be paid to the Agent and applied to payment of the purchase price for the Project as provided in Section 11.03 hereof and the excess thereafter remaining (if any) shall be paid to the User.

     SECTION 7.2    Condemnation

     (a) If title to, or the temporary use of, the Project or any part thereof shall be taken under the exercise of the power of eminent domain, the User shall be obligated to continue to pay Rent and all other payments required to be paid under this Lease Agreement, and the entire Net Proceeds referable to such taking, including the amounts awarded to the Issuer and the Agent and the amount awarded to the User for the taking of all or any part of the leasehold estate of the User in the Project, shall be paid to the Agent and applied in one or more of the following ways as shall be directed in writing by the User:

          (1) To the restoration of the remaining improvements located on the Project Site to substantially the same condition in which they existed prior to the exercise of the power of eminent domain (the same to be subject to this Lease Agreement and the Indenture and be covered thereby); or

          (2) To the acquisition, by construction or otherwise, of other improvements suitable for the operations of the Project (the same to be subject to this Lease Agreement and the Indenture and be covered thereby), provided such acquisition shall become a part of the Project and shall not result in the creation or establishment of any liens or encumbrances on the Project prior to the lien of the Indenture.

     (b) In the event the User elects to replace or restore the Project as provided in Section 7.02(a) and Net Proceeds are not sufficient to fully provide for the foregoing, the User will nonetheless complete the work thereof and will pay that portion of the costs thereof in excess of the amount of the Net Proceeds. The User shall not by reason of the payment of such costs be entitled to any reimbursement from the Issuer or any abatement or diminution of the Rent payable hereunder.

     (c) Any balance of such Net Proceeds shall be applied to the redemption of Bonds in accordance with the terms thereof in the same manner and order specified in Section 11.07 of the Indenture for moneys collected or held by the Agent, and then to the payment of the Contribution Amount, or, if the Bonds and the Contribution Amount are fully paid, shall be paid to the User.

     (d) The Issuer shall cooperate fully with the User in the handling and conduct of any prospective or pending condemnation proceeding with respect to the Project or any part thereof and will, to the extent it may lawfully do so, permit the User to litigate in any such proceeding in the name and behalf of the Issuer. In no event will the Issuer settle, or consent to the settlement of, any prospective or pending condemnation proceeding without the prior written consent of the User.

     (e) Anything in this Section to the contrary notwithstanding, if, upon such taking of the Project, the User elects not to restore or replace the Project as provided herein and duly exercises an option to purchase the Project in accordance with Section 11.03 hereof, then any Net Proceeds referable to such taking shall be paid to the Agent and applied to payment of the purchase price for the Project as provided in Section 11.03 hereof, and the excess thereafter remaining (if any) shall be paid to the User.

     (f) The User shall be entitled to the Net Proceeds of any award or portion thereof made for damage to or taking of any property of the User not included in the Project.

                                   ARTICLE 8

                       Provisions Relating to Conveyance
                    of the Project, the Agent and the Bonds

     SECTION 8.1    Assignment and Subleasing of Project by User

     The User may assign this Lease Agreement and the leasehold interest created hereby and may sublet the Project or any part thereof, subject, however, to the following conditions:

     (a) In the event of any such assignment or subleasing the User shall continue to remain liable for the payment of all Rent herein provided to be paid and for the performance and observance of all agreements and covenants on the part of the User herein provided to be performed and observed unless the User shall be released from such liability by written instrument executed by the Agent, the Holders and the Issuer.

     (b) The User will not assign the leasehold interest created hereby nor sublease the Project or any part thereof to any person whatsoever unless the operations of such assignee or sublessee are consistent with, and in furtherance of, the purpose of the Enabling Law and the Abatement Agreement.

     (c) The User shall furnish to the Issuer and the Agent a true and complete copy of each such assignment or sublease promptly after the delivery thereof and shall assign the rights of the User thereunder to the Issuer and the Agent as additional security for the obligations of the User hereunder.

     (d) The User shall not, without the prior written consent of the Holders of the Bonds Outstanding, mortgage or assign the leasehold interest created hereby as security for money paid to or for the benefit of the User.

     SECTION 8.2 Mortgage of the Project and Assignment of Lease Agreement and Rents by the Issuer; Restrictions on Amendments of Lease Agreement and Indenture

     (a) The Issuer has, simultaneously with the delivery of this Lease Agreement, mortgaged the Project to the Agent and assigned its interest in and pledged any money receivable under this Lease Agreement (other than certain rights to indemnification and reimbursement) to the Agent as security for payment of the Bonds and the User hereby consents to such mortgage, assignment and pledge. The Issuer has in the Indenture obligated itself to follow the instructions of the Agent in the election or pursuit of any remedies herein vested in it. The Agent shall have all rights and remedies herein accorded to the Issuer and any reference herein to the Issuer shall be deemed, with the necessary changes in detail, to include the Agent, and the Agent and the Holders are deemed to be third party beneficiaries of the covenants, agreements and representations of the User herein contained.

     (b) The Issuer and the User shall have no power to modify, alter, amend or terminate this Lease Agreement without the prior written consent of the Agent and the Holders. The Issuer will not amend the Indenture or any indenture supplemental thereto without the prior written consent of the User.

     SECTION 8.3    Restrictions on Mortgage or Sale of Project by Issuer

     Except as provided in the Indenture, the Issuer will not (a) mortgage, sell, assign, transfer, convey or grant a security interest in the Project or any part thereof, or (b) merge or consolidate with, or transfer its assets to, any person.

     SECTION 8.4    Redemption of Bonds

     (a) Upon the occurrence of any event which gives rise to any mandatory redemption of Bonds, the Issuer will redeem any or all of the same in accordance with the respective provisions thereof and the Indenture.

     (b) If the Bonds are subject to optional redemption the Issuer will, but only upon the written request of the User, redeem the same in accordance with the respective provisions thereof and the Indenture.

     (c) On the redemption date with respect to the Bonds the User shall pay to the Agent for the account of the Issuer the applicable redemption price with respect to such Bonds.

                                   ARTICLE 9

                             Covenants of the User

     The User hereby covenants and agrees:

     (a) The User will not do or permit anything to be done at the Project that will affect, impair or contravene any policies of insurance that may be carried on the Project or any part thereof.

     (b) The User will, subject to the provisions of any agreement or contract of the User with any person and any applicable rule or regulation thereof pertaining thereto, permit the Issuer, the Agent, the Holders and their respective duly authorized agents at all reasonable times to enter upon, examine and inspect the Project; and in the event of default as hereinafter provided, the User will permit a public accountant or firm of public accountants designated by the Agent or the Holders to have access to, inspect, examine and make copies of the books and records, accounts and data of the User respecting the Project and the Bonds.

     (c) The User will maintain proper books of record and account, in which full and correct entries will be made, in accordance with generally accepted accounting principles, of all business and affairs with respect to the Project. The User shall furnish to the Agent with reasonable promptness unaudited financial operating statements with respect to the User on an annual basis and such other financial statements and information with respect to the User as shall be produced in the ordinary course of business of the User and the Affiliates thereof.

     (d) The User will comply with all valid laws, ordinances, regulations and requirements of all Governmental Authorities which are applicable to the User and the Project.

     (e) The User will duly pay and discharge all taxes, assessments and other governmental charges and liens lawfully imposed on the User and upon the properties of the User, provided, however, the User will not be required to pay any taxes, assessments or other governmental charges so long as in good faith it shall contest the validity thereof by appropriate legal proceedings, the User has given notice of such contest to the Agent, the User has established adequate reserves therefor, and no part of the Project shall, in the opinion of the Agent, be subject to loss or forfeiture, and provided further the User shall not be required to pay any (i) liens, subordinate to the Indenture, arising by operation of law (such as mechanics', workmen's, materialmen's, carriers and other liens) securing obligations which are not yet overdue or which are being contested in good faith and by appropriate proceedings and for which adequate reserves have been established by the User and (ii) any judgments, subordinate to the Indenture, not in excess of $100,000, the execution of which has been stayed, and which are being contested in good faith by appropriate appellate proceedings, and for which adequate reserves have been established by the User.

     (f) Except as permitted by this Lease Agreement the User will maintain and preserve its existence as a corporation under the laws of the State of Delaware and will not voluntarily dissolve without first discharging its obligations under this Lease Agreement (except as permitted herein).

     (g) (1) Except as provided in subparagraph (g)(4) below, the User will not transfer or dispose of all or substantially all of its assets (either in a single transaction or in a series of related transactions), and will not merge or consolidate with any other corporation nor permit one or more corporations to consolidate with or merge into it unless the following conditions and provisions are complied with: (i) that such surviving, successor or transferee corporation is a corporation organized and existing under the laws of one of the states of the United States of America and is duly qualified to do business in the State of Alabama, (ii) that the assignee corporation or the corporation resulting from or surviving such merger or consolidation shall expressly assume and agree in writing delivered to the Issuer and the Agent and the Holders to pay and perform all of the User's obligations under the Financing Documents and (iii) in connection with any such consolidation or merger, there shall be filed with the Issuer and the Agent and the Holders a letter or certificate by a firm of Independent certified public accountants acceptable to the Agent and the Holders certifying that upon the consummation of such consolidation or merger the corporation resulting from or surviving such consolidation or merger will have an excess of assets over liabilities at least as great as the User would have had if such consolidation or merger had not occurred; or (iv) in connection with any transfer or other disposition of assets there shall be filed with the Issuer and the Agent and the

Holders a letter or certificate by a firm of Independent certified public accountants acceptable to the Agent and the Holders certifying that upon the consummation of such transfer the corporation to which such transfer is made will have an excess of assets over liabilities at least as great as the User would have had if such transfer had not been made.

          (2) If consolidation, merger or sale or other transfer is made as provided in subparagraph (g)(1), the provisions of subparagraph (g)(1) shall continue in full force and effect and no further consolidation, merger or sale or other transfer shall be made except in compliance with the provisions of subparagraph (g)(1).

          (3) The User will not transfer or convey any substantial portion of its property, assets and licenses except upon receipt of adequate consideration therefor.

          (4) Anything in this Lease Agreement to the contrary notwithstanding, the provisions of subparagraphs (g)(1), (2) and (3) shall not apply to any transfer, merger, or consolidation by or among the User and Daimler-Benz North America Corporation or the User and any Affiliate or Affiliates of Daimler-Benz North America Corporation.

     (h) The User will do, execute, acknowledge and deliver such further acts, conveyances, mortgages, financing statements and assurances as the Issuer or the Agent shall require for accomplishing the purposes of the Financing Documents. The User will cause this Lease Agreement, any amendments to this Lease Agreement, and other instruments of further assurance, including financing statements and continuation statements, to be promptly recorded, registered and filed, and at all times to be kept recorded, registered and filed in such places as may be required by law fully to preserve and protect the rights of the Issuer and the Agent to all property comprising the Project.

                                  ARTICLE 10

                        Events of Default and Remedies

     SECTION 10.1   Events of Default Defined

     The following shall be events of default under this Lease Agreement and the term "Event of Default" shall mean, whenever used in this Lease Agreement, any one or more of the following events:

          (1) Failure to pay any installment of Rent, or any other amount due and payable under Section 5.02 hereof, that has become due and payable by the terms of this Lease Agreement (except with respect to any payment of Rent due in connection with optional redemption of any Bond), and such failure continues for a period of ten Business Days after written notice specifying such failure and requesting that such payment be made has been received by the User.

          (2) Failure by the User to observe and perform any covenant, condition or agreement on the part thereof to be observed or performed pursuant to this Lease Agreement other than as referred to in subsection
     (a) of this Section, for a period of 30 days after written notice, specifying such failure and requesting that it be remedied, given to the User by the Issuer or the Agent or any Holder, provided that if such default is of a kind which cannot reasonably be cured within such 30-day period, the User shall have a reasonable period of time within which to cure such default, provided that the User begin to cure the default promptly after receipt of such written notice and proceeds in good faith, and with due diligence, to cure such default.

          (3) The filing by the User of a voluntary petition in bankruptcy, or failure by the User promptly to lift any execution, garnishment or attachment of such consequence as will impair operations at the Project, the seeking of or consenting to or acquiescing by the User in the appointment of a receiver of all or substantially all property thereof or of the Project, or the adjudication of the User as a bankrupt, or any assignment by the User for the benefit of creditors thereof, or the entry by the User into an agreement of composition with creditors, or if a petition or answer is filed by the User proposing the adjudication of such User as a bankrupt or debt readjustment under any present or future federal bankruptcy code or any similar federal or state law in any court, or if any such petition or answer is filed by any other person and such petition or answer shall not be stayed or dismissed within 90 days.

          (4) Any warranty, representation or other statement by or on behalf of the User and contained in any of the Financing Documents or in any other document or certificate furnished by the User in connection with the issuance of the Bonds shall be false, untrue or misleading in any material respect at the time made and the same shall not be made good or remedied within thirty days after written notice thereof to the User by the Agent or the Issuer or any Holder.

          (5) An event of default by the User or the Guarantor shall occur under any of the Financing Documents.

     SECTION 10.2   Remedies on Default

     Whenever any such Event of Default shall have happened and be continuing, the Issuer or the Agent may take any or all of the following remedial steps:

          (1) Declare all installments of Basic Rent, and any other payments to be paid under Section 5.02 hereof, payable under this Lease Agreement for the remainder of the Lease Term to be immediately due and payable, whereupon the same shall become immediately due and payable;

          (2) Reenter the Project Site and take possession of the Project, without terminating this Lease Agreement, and, upon ten days' prior written notice to the User, relet the Project or any part thereof for the account of the User, for such term (including a term extending beyond the Lease
     Term) and at such rentals and upon such other terms and conditions, including the right to make alterations to the Project or any part thereof, as the Issuer may, with the approval of the Agent, deem advisable, and such reletting of the Project shall not be construed as an election to terminate this Lease Agreement nor relieve the User of obligations to pay Rent or to perform any other obligations under this Lease Agreement, all of which shall survive such reentry and reletting, and the User shall continue to pay Rent until the end of the Lease Term, less the net proceeds, if any, of any reletting of the Project after deducting all of the Issuer's and Agent's expenses in connection with such reletting, including, without limitation, all repossession costs, brokers' commissions, attorneys' fees, alteration costs and expenses of preparation for relating.

          (3) Terminate this Lease Agreement, exclude the User from possession of the Project and, if the Issuer or Agent elect so to do, lease the same for the account of the Issuer, holding the User liable for all Rent due up to the date such lease is made for the account of the Issuer.

          (4) Take whatever legal proceedings may appear necessary or desirable to protect the interests of the Agent and the Holders under this Lease Agreement.

     SECTION 10.3   Agreement to Pay Attorneys' Fees and Expenses

     In the event the Issuer or the Agent (in its own name or in the name and on behalf of the Issuer) should employ attorneys or incur other expenses for the collection of Rent or the enforcement of performance or observance of any obligation or agreement on the part of the User herein contained, the User will on demand therefor pay to the Issuer or the Agent (as the case may be) the reasonable fee of such attorneys and such other expenses.

     SECTION 10.4   Waivers of Past Defaults

     Either party hereto may waive any default by the other party under this Lease Agreement and its consequence provided that any waiver by the Issuer must be in writing and joined in by the Agent and the Holders. Upon such waiver, such default shall cease to exist and an Event of Default arising therefrom shall be deemed to have been cured for every purpose of this Lease Agreement but no such waiver shall extend to any subsequent or other default or impair any right consequent thereon.

     SECTION 10.5   Availability of Remedies

     (a) No remedy herein conferred upon or reserved to the Issuer or the Agent is intended to be exclusive of any other available remedy or remedies, but each and every such remedy shall be cumulative and shall be in addition to every other remedy given under this Lease Agreement or now or hereafter existing at law or in equity or by statute.

     (b) No delay or omission to exercise any right or power accruing upon any default shall impair any such right or power or shall be construed to be a waiver thereof but any such right or power may be exercised from time to time and as often as may be deemed expedient.

     (c) All rights, remedies and powers provided by this Article may be exercised only to the extent the exercise thereof does not violate any applicable provision of law in the premises, and all the provisions of this Article are intended to be subject to all applicable mandatory provisions of law which may be controlling in the premises and to be limited to the extent necessary so that they will not render this Lease Agreement invalid or unenforceable.

                                  ARTICLE 11

                                    Options

     SECTION 11.1   Option to Terminate

     The User shall have, if not in default hereunder, the option to cancel or terminate this Lease Agreement at any time prior to the expiration of any then effective term hereof after full payment to the Issuer of an amount equal to the purchase price set forth in Section 11.03 hereof by giving the Issuer notice in writing of such termination and such termination shall forthwith become effective.

     SECTION 11.2   Options to Extend and Renew

     (a) The User shall have the right and option, hereby granted by the Issuer and subject to the provisions of subsection (c) below, to extend and renew the term of this Lease Agreement, as hereinafter provided, for the following extension and renewal terms, upon compliance herewith:

          (1) a term beginning on March 16, 2000 and continuing until and including March 15, 2005, and

          (2) a term beginning on March 16, 2005 and continuing until and including March 15, 2010.

     (b) Upon delivery to the Issuer and the Agent by the User on or before June 15, 2000 or June 15, 2005, as applicable, of written notice of the election of the User to extend and renew the term of this Lease Agreement for the then applicable extension and renewal period as specified in said notice, the Lease Term shall thereupon be extended and renewed for such extension and renewal term as specified in said notice, and this Lease Agreement shall continue in full force and effect on all terms and provisions hereof for such extension and renewal term.

     (c) Anything in this Lease Agreement or the other Financing Documents to the contrary notwithstanding, the User shall have no right of extension or renewal of the term hereof unless all Rent due and payable to the date of said notice of extension and renewal shall have been paid in full and no Event of Default shall then exist or would not be cured by exercise of said option.

     SECTION 11.3   Option to Purchase Project

     (a) Anything in this Lease Agreement to the contrary notwithstanding, the User shall have the option to purchase the Project at any time if no Event of Default shall then exist or would not be cured by exercise of such option.

     (b) To exercise such option, the User shall give written notice to the Issuer and to the Agent, shall specify therein the date of closing such purchase (which date shall not be more than 30 days from the date of such notice), and on such date shall pay to the Agent for the benefit of the persons entitled thereto the purchase price for the Project equal to (1) One Million Four Hundred Thousand Dollars ($1,400,000), plus (2) the amount (if any) by which the amount of the principal proceeds of the Series A Bonds applied to Series A Facilities Costs exceed $1,400,000, plus (3) the expenses of the Issuer in connection with such purchase; provided, the User shall receive a credit against such purchase price for the amount of Net Proceeds of any insurance or condemnation award paid to the Agent pursuant to Section 7.01(d) or Section 7.02(e).

     SECTION 11.4   Option to Purchase Portions of Project Site

     (a) The User, if not in default hereunder, shall have the option to purchase any Unimproved portion of the Project Site at any time and from time to time with the prior written consent of the Agent and the Holders and for a purchase price equal to the pro-rata cost of such portion of the Project Site to be so purchased, provided that the User furnish the Issuer and the Agent and the Holders with the following:

          (1) A notice in writing containing (i) an adequate legal description of that portion of the Project Site with respect to which such option is to be exercised, which portion may include rights granted in party walls, the right to "tie-into" existing utilities, the right to connect and join any building, structure or improvement with existing structures, facilities and improvements on the Project Site, and the right of ingress or egress to and from the public highway which shall not interfere with the use and occupancy of existing structures, improvements and buildings, and (ii) a statement that the User intends to exercise such option to purchase such portion of the Project Site on a date stated.

          (2) A certificate of an Independent Engineer or of an Independent Architect made and dated not more than 90 days prior to the date of the purchase and stating that, in the opinion of the person signing such certificate, (i) the portion of the Project Site with respect to which the option is exercised is not needed for the operation of the then existing Project and (ii) the severance of such portion of the Project Site and the location or construction thereon of buildings, structures and improvements, if any, will not impair the usefulness of the then existing Project or the means of ingress and egress to and from the remaining portions of the Project or impair or deny highway access, rail access or utility services to such remaining portions of the Project.

          (3) An amount of money equal to the purchase price computed as provided in this Section, which amount shall be paid to the Agent and applied to the redemption or purchase of the principal of the Bonds in accordance with the terms thereof.

     (b) Upon receipt of the notice and certificate required in this Section to be furnished by the User and the payment by the User to the Agent of the purchase price, the Issuer will promptly deliver to the User the documents referred to in Section 11.05 hereof and will, if requested by the User, secure from the Agent a release from the lien of the Indenture of the portion of the Project Site with respect to which the User shall have exercised the option granted in this Section.

     (c) If such option relates to portions of the Project Site on which transportation or utility facilities are located, the Issuer shall retain an easement to use such transportation or utility facilities to the extent necessary for the efficient operation of the Project.

     (d) No purchase effected under the provisions of this Section shall affect the obligation of the User for the payment of Rent and other payments in the amounts and at the times provided in this Lease Agreement or the performance of any other agreement, covenant or provision hereof, and there shall be no abatement or adjustment in Rent by reason of the release of any such portion of the Project Site and the obligations of the User shall continue in all respects as provided in this Lease Agreement, excluding, however, any portion of the Project Site so purchased.

     SECTION 11.5   Conveyance on Exercise of Option to Purchase

     At the closing of the purchase pursuant to the exercise of any option to purchase granted in this Lease Agreement, the Issuer will, upon receipt of the purchase price, deliver to the User documents conveying to the User the property with respect to which such option was exercised, as such property then exists, subject to the following: (1) those liens and encumbrances, if any, to which title to said property was subject when conveyed to the Issuer; (2) these liens and encumbrances created by the User or to the creation or suffering of which the User consented; and (3) those liens and encumbrances resulting from the failure of the User to perform or observe any of the agreements on the part of the User contained in this Lease Agreement. Upon such conveyance this Lease Agreement shall be terminated and the Issuer and the User shall record an appropriate instrument evidencing the same.

     IN WITNESS WHEREOF, the Issuer and the User have each caused this Lease Agreement to be executed in its name under its corporate seal and the same to be attested, all by officers thereof duly authorized thereunto, and the parties hereto have caused this Lease Agreement to be dated as of March 1, 1995.

                              THE INDUSTRIAL DEVELOPMENT BOARD
                              OF THE CITY OF ANNISTON



                              By:                       /s/
                                 --------------------------
                                            John P. Wheeler
                              Its  Chairman of its Board of Directors
                                   ----------------------------------

S E A L
-------
Attest:                   /s/
       ---------------------
          Its Secretary


                              DEFENSE RESEARCH INCORPORATED



                              By:                       /s/
                                 --------------------------
                                           Duane F. Hawkins
                              Its                   President
                                   --------------------------

S E A L
-------

Attest:                   /s/
       ---------------------

  Its:          General Counsel and Secretary
      ---------------------------------------

STATE OF ALABAMA    )
                    )
CALHOUN COUNTY      )

     I, the undersigned, a Notary Public in and for said County in said State, hereby certify that John P. Wheeler , whose name as Chairman of the Board of Directors of The Industrial Development Board of the City of Anniston, a public corporation, is signed to the foregoing Lease Agreement and who is known to me, acknowledged before me on this day that, being informed of the contents of said Lease Agreement, he, as such officer and with full authority, executed the same voluntarily for and as the act of said public corporation.

     Given under my hand and seal this the 31sday of March 1995.


                                                /s/
                                        ----------
                                        Notary Public

NOTARIAL SEAL

My commission expires:_____

STATE OF FLORIDA     )
HILLSBOROUGH COUNTY  )

     I, the undersigned, a Notary Public in and for said County in said State, hereby certify that. D. F. Hawkins whose name as President of Defense Research Incorporated, a Delaware corporation, is signed to the foregoing Lease Agreement, and who is known to me, acknowledged before me on this day that, being informed of the contents of said Lease Agreement, he, as such officer and with full authority, executed the same voluntarily for and as the act of said corporation.

     Given under my hand and seal this the 28th day of March, 1995.


                                    /s/
                              --------
                              Notary Public

NOTARIAL SEAL

My commission expires:______

                                   EXHIBIT A

                          Description of Project Site
                          ---------------------------

Lots 12 and 13, Greenbrier Industrial Park, as recorded in Plat Book "Z" at page 100; and Lot 14A, a resubdivision of Greenbrier Industrial Park Lot 14, as recorded in Plat Book "CC" at page 5, in the Probate Office of Calhoun County, Alabama.

ALSO: Lot 25A-3, a resubdivision of Lots 25A & 26B, as recorded in Plat Book CC, at Page 12, in the Probate Office of Calhoun County, Alabama; said lot being more particularly described as follows: Beginning at a point described as being the Southeast corner of the SW1/4 of the NWl/4 of Section 22, Township 16 South, Range 8 East; said point also being the Southeast corner of said Lot 26; thence Westerly along the described South line of quarter 1009.32 ft.; thence Northerly with an interior angle of 90 degrees 10 min. 52 sec. 1077.76 ft. to the North line of said Lot 26; thence Easterly with an interior angle of 90 degrees 12 min. 21 sec. 368.88 ft. to the true point of beginning of the hereafter described TRACT 25A-3; thence continue Easterly along the previous course 11.13 ft. to the intersection of said North line with the cul-de-sac ending Commerce Boulevard; thence Southeasterly with an interior angle of 140 degrees 50 min. 59 sec. counterclockwise along a radius of 82 ft. a chord length of 99.70 ft.; thence Southeasterly with an interior angle of 147 degrees 27 min. 26 sec. 61.05 ft; thence Easterly with an interior angle of 108 degrees 18 min. 25 sec. 482.95 ft.; thence Northerly with an interior angle of 91 degrees 31 min. 35 sec. 86.03 ft.; thence Northerly with an interior angle of 179 degrees 55 min. 53 sec.
34.91 ft.; thence Northerly with an interior angle of 180 degrees 02 min. 57 sec. 356.09 ft. to the South Right of Way line of Red Morris Parkway; thence Westerly along said South ROW line as follows: with an interior angle of 88 degrees 45 min. 36 sec. 104.73 ft.; with an interior angle of 202 degrees 29 min. 59 sec. a chord length of 180.02 ft. with an interior angle of 157 degrees 30 min. 01 sec. a chord length of 35.36 ft. to the Southeast Right of Way line of Commerce Boulevard; thence Southwesterly with an interior angle of 135 degrees 00 min. 00 sec. 259.91 ft.; thence Southwesterly with an interior angle of 165 degrees 22 min. 09 sec. along said ROW line a chord length of 161.66 ft.; thence clockwise along a cul-de-sac with radius of 65 ft. with an interior angle of 153 degrees 37 min. 20 sec. a chord length of 104.55 ft. to the South line of said Lot 25; thence Easterly with an interior angle of 85 degrees 44 min. 29 sec. along said South line 45.36 ft. to the true point of beginning; containing
5.75 acres, more or less, situated, lying and being in Calhoun County, Alabama.

                                   EXHIBIT B

                 Description of Personal Properly and Fixtures
                 ---------------------------------------------

     Heating and air conditioning equipment; electrical equipment, apparatus, and fixtures; plumbing fixtures; fire detection, suppression and extinguishment equipment and apparatus; and building materials and supplies to be incorporated in the Series A Facilities.